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                                                                   EXHIBIT 10.19

                       FLORISTS' TRANSWORLD DELIVERY, INC.

                           RESTRICTED SHARES AGREEMENT

       WHEREAS, Timothy Rasmussen (the "Grantee") is an employee of Florists' Transworld Delivery, Inc., a Michigan corporation (the "Company"); and

       WHEREAS, the grant of the Restricted Shares (as defined below) has been authorized by a resolution of the Board of Directors of the Company (the "Board") that was duly adopted on June 12, 2000;

       NOW, THEREFORE, pursuant to this Agreement, the Company hereby awards to the Grantee 75,000 shares of Class A Common Stock, par value $.01 par share ("Class A Common Stock"), of FTD.COM INC., a Delaware corporation and a majority-owned subsidiary of the Company ("FTD.COM") (such 75,000 shares of Class A Common Stock being hereinafter referred to as the "Restricted Shares"), effective as of June 12, 2000 (the "Date of Grant"), and subject to the terms and conditions of this Agreement. Such Restricted Shares are currently beneficially owned by the Company as shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of FTD.COM, which shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-for-one basis upon transfer to the Grantee by the Company.

       1. AWARD OF SHARES. The Restricted Shares shall be transferred to the Grantee by the Company, shall be fully paid and nonassessable and shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

       2. RESTRICTIONS ON TRANSFER OF SHARES. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of by the Grantee, except to the Company or FTD.COM, until they have become nonforfeitable as provided in Section 3. Any purported encumbrance or disposition in violation of the provisions of this Section 2 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares. As and when permitted by this Agreement, the Company may in its sole discretion waive the restrictions on transferability with respect to all or a portion of the Restricted Shares.

       3. VESTING OF SHARES. (a) The Restricted Shares shall become nonforfeitable if the Grantee remains in the continuous employment of the Company or any of its subsidiaries through (i) June 12, 2001, with respect to 25,000 of the Restricted Shares, (ii) June 12, 2002, with respect to 25,000 of the Restricted Shares, and (iii) June 12, 2003, with respect to 25,000 of the Restricted Shares.

       (b) Notwithstanding the provisions of Section 3(a), (i) 75% of any forfeitable Restricted Shares shall become nonforfeitable upon a Change in Control of FTD.COM (as




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defined in Section 3(c) below) if such Change in Control occurs prior to the second anniversary of the Date of Grant and (ii) 100% of any forfeitable Restricted Shares shall become nonforfeitable upon a Change in Control of FTD.COM if such Change in Control occurs following the second anniversary of the Date of Grant and prior to the third anniversary of the Date of Grant.

       (c) For purposes of this Agreement, "Change in Control" means if at any time any of the following events shall have occurred: FTD.COM is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of FTD.COM's Directors immediately prior to such transaction; provided, however, that the Board of Directors of FTD.COM may determine in its sole discretion that such transaction does not constitute a "Change in Control" at any time prior to the consummation of such transaction unless (i) holders of securities entitled to vote generally in the election of FTD.COM's Directors immediately prior to the consummation of such transaction receive consideration for their securities that consists solely of cash in connection with such transaction; (ii) after giving effect to the consummation of such transaction,
(A) Perry Acquisition Partners, L.P. and its affiliates, (B) Bain Capital, Inc. and its affiliates and (C) Fleet Private Equity Co. Inc. and its affiliates in the aggregate own less than 25% of the shares of common stock of FTD Corporation owned by such entities as of the date hereof or, if a tax-free spin off has occurred, less than 25% of the Class A Common Stock that would have been received by such entities if the spin off had occurred on the date hereof; or
(iii) individuals who constitute the Directors of FTD.COM immediately prior to the consummation of such transaction cease for any reason to constitute at least one-third of the board of directors of the surviving or resulting entity.

       4. FORFEITURE OF SHARES. Except as and to the extent the Restricted Shares have become nonforfeitable pursuant to Section 3, the Restricted Shares shall be forfeited by the Grantee, if the Grantee ceases to be employed by the Company or any of its subsidiaries prior to the third anniversary of the Date of Grant, and the certificate(s) representing Restricted Shares so forfeited shall be canceled.

       5. CERTAIN SALES UPON TERMINATION OF EMPLOYMENT. (a) If the Grantee's employment with the Company is terminated (i) by the Company for any reason other than for Cause (as defined in Section 5(c) below), (ii) by the Grantee for any reason or (iii) by reason of the Grantee's death or Disability, the Company shall have the right to repurchase Restricted Shares held by the Grantee that have theretofore been released from the restrictions set forth in Section 2 of this Agreement at the Fair Market Value (as defined in Section 5(d) below) thereof as of the effective date of such termination. If the Grantee's employment with the Company is terminated by the Company for Cause, (x) the Company shall have the right to repurchase Restricted Shares held by the Grantee that have theretofore been released from the restrictions set forth in Section 2 of this Agreement at (1) the Fair Market Value thereof as of the effective date of such termination or (2) the Grantee's cost of obtaining such shares, whichever is lower, and (y) any profit realized from the sale of any Restricted Shares that have theretofore been released from the restrictions set forth in
Section 2 of this Agreement shall inure to and be recoverable by the Company. "Disability" shall mean as a result of the Grantee's incapacity due to physical or





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mental illness (as determined in good faith by a physician acceptable to the
Company), the Grantee shall have been absent from full-time performance of his duties with the Company for 135 consecutive days during any 12-month period.

       (b) Provided that the rights described in Section 5(a) above have not previously been triggered by termination of the Grantee's employment with the Company, such rights shall terminate upon a Change in Control. The rights specified in Section 5(a), once triggered, may be exercised at any time during the 90-day period following the effective date of termination of the Grantee's employment.

       (c) For purposes of this Agreement, "Cause" means any of the following events that the Company or the Board has determined, in good faith, has occurred: (i) the Grantee's continual or deliberate neglect of the performance of his material duties; (ii) the Grantee's failure to devote substantially all of his working time to the business of the Company and its subsidiaries or affiliated companies; (iii) the Grantee's engaging willfully in misconduct in connection with the performance of any of his duties, including, without limitation, the misappropriation of funds or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or its subsidiaries or affiliated companies; (iv) the Grantee's willful breach of any confidentiality or nondisclosure agreements with the Company or the Grantee's violation, in any material respect, of any code or standard of behavior generally applicable to employees or executive employees of the Company; (v) the Grantee's active disloyalty to the Company, including, without limitation, willfully aiding a competitor or improperly disclosing confidential information; or (vi) the Grantee's engaging in conduct that may reasonably result in material injury to the reputation of the Company, including conviction or entry of a plea of nolo contendre for a felony or any crime involving fraud under Federal, state or local laws, embezzlement, bankruptcy, insolvency or general assignment for the benefit of creditors.

       (d)   "Fair Market Value" shall mean:

             (i) if the shares of Class A Common Stock are listed for trading on any national stock exchange or admitted for trading on the Nasdaq National Market or other principal national automated quotation system, the Fair Market Value per share of Class A Common Stock shall be the average of (i) the closing sale price per share of Class A Common Stock on such national stock exchange or (ii) the final reported bid side price per share of Class A Common Stock on such principal automated quotation system, in each case for the ten most recent days on which trades occurred immediately preceding the effective date of the termination of Grantee's employment; or

             (ii) if the shares of Class A Common Stock are not listed for trading on any national stock exchange or admitted for trading on the Nasdaq National Market or other principal national automated quotation system, then the Fair Market Value per share of Class A Common Stock shall be determined in good faith by the Board, based upon, among other factors that the Board deems relevant, the financial performance and prospects of the Company in the light of market conditions generally.






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       6.    DIVIDEND, VOTING AND OTHER RIGHTS. (a) Except as otherwise provided in this Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Class A Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of FTD.COM shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement.

       (b) Cash dividends on the Restricted Shares shall be sequestered by FTD.COM from and after the Date of Grant until such time as any of such Restricted Shares become nonforfeitable in accordance with Section 3, whereupon such dividends shall be paid to the Grantee in cash to the extent such dividends are attributable to Restricted Shares that have become nonforfeitable. To the extent that Restricted Shares are forfeited pursuant to Section 4, all dividends sequestered with respect to such Restricted Shares shall also be forfeited. No interest shall be payable with respect to any such dividends.

       7. RETENTION OF STOCK CERTIFICATE(S) BY THE COMPANY. The certificate(s) representing the Restricted Shares shall be held in custody by the Company or FTD.COM, together with a stock power endorsed in blank by the Grantee with respect thereto, until such shares have become nonforfeitable in accordance with Section 3.

       8. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, neither the Company nor FTD.COM shall be obligated to issue or release from restrictions on transfer any shares of Class A Common Stock pursuant to this Agreement if such issuance or release would result in a violation of any such law.

       9. WITHHOLDING TAXES. (a) If the Company or any of its subsidiaries shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of shares of Class A Common Stock or other securities pursuant to this Agreement, and the amounts available to the Company or such subsidiary for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company or such subsidiary for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company or such subsidiary a portion of the Restricted Shares that become nonforfeitable hereunder, and the shares of Class A Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share (as defined in Section 9(b) below) of such shares of Class A Common Stock on the date of such surrender.

       (b) For purposes of this Agreement, "Market Value per Share" means, as of any particular date, (i) the closing sale price per share of Class A Common Stock as reported on the principal exchange on which shares of Class A Common Stock are then trading, if any, or, if applicable, the NASDAQ National Market or other principal automated quotation system on which shares of Class A Common Stock are quoted, on the Date of Grant, or if there are no sales






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on such day, on the next preceding trading day during which a sale occurred, or
(ii) if clause (i) does not apply, the Fair Market Value of the shares of Class A Common Stock as determined by the Board of Directors of FTD.COM.

       10. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company or any of its subsidiaries or limit or affect in any manner the right of the Company or any of its subsidiaries to terminate the employment or adjust the compensation of the Grantee.

       11. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its subsidiaries.

       12. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

       13. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee and the successors and assigns of the Company.

       14. NOTICES. Any notice to the Company provided for herein shall be in writing to the attention of the Corporate Secretary at Florists' Transworld Delivery, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and any notice to the Grantee shall be addressed to the Grantee at his address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.

       15. GOVERNING LAW. The laws of the State of Illinois, without giving effect to the principles of conflict of laws thereof, shall govern the interpretation, performance and enforcement of this Agreement.

                            [signature page follows]







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      This Agreement is executed by the Company as of the 12th day of June 2000.

                             FLORISTS' TRANSWORLD DELIVERY, INC.

                             By: /s/ Francis C. Piccirillo
                                 -------------------------
                                 Name: Francis C. Piccirillo
                                 Title: Vice President, Chief Financial Officer,
                                        Treasurer and Secretary

      The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Restricted Shares granted hereunder on the terms and conditions set forth herein.


Date:  June 12, 2000             s/ Timothy Rasmussen
                                 ---------------------
                                 Timothy Rasmussen





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